As filed with the Securities and Exchange Commission on March 3, 2005

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Allied Waste Industries, Inc.

(Exact name of registrant as specified in its charter)

Delaware	88-0228636
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

15880 North Greenway-Hayden Loop, Suite 100
Scottsdale, Arizona 85260
(Address, including Zip Code, of Registrant’s
Principal Executive Offices)

Copies to:
Gregory A. Ezring, Esq.
Latham & Watkins LLP
885 Third Avenue
Suite 1000
New York, New York 10022
(212) 906-1200

If this form relates to the	If this form relates to the
registration of a class of	registration of a class of
securities pursuant to	securities pursuant to
Section 12(b) of the	Section 12(g) of the
Exchange Act and is	Exchange Act and is
effective pursuant to	effective pursuant to
General Instruction A.(c),	General Instruction A.(d),
please check the following	please check the following
box ☒	box ☐

Securities Act registration statement file number to which this form relates: 333-115329

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered

Series D Senior Mandatory Convertible	New York Stock Exchange
Preferred Stock, $0.10 par value

Item 1. Description of Registrant’s Securities to be Registered.
Item 2. Exhibits.
EX-2

Item 1. Description of Registrant’s Securities to be Registered.

          Allied Waste Industries, Inc. (the “Registrant”) registers hereunder it’s Series D Senior Mandatory Convertible Preferred Stock (the “Preferred Stock”). A general description of the Preferred Stock may be found on page 16 of the prospectus (the “Prospectus”) in the registration statement (Registration No. 333-115329) filed with the Securities and Exchange Commission (the “Commission”) and declared effective on May 19, 2004 (the “Registration Statement”). In addition, a detailed description of the Preferred Stock may be found under the caption “Description of Series D Senior Mandatory Convertible Preferred Stock” beginning on page S-31 of the preliminary prospectus supplement, dated February 22, 2005, filed pursuant to Rule 424(b)(3) under the Securities Act of 1933, as amended (the “Act”), on February 22, 2005. The Registrant also incorporates by reference its contemplated future filing of the final prospectus supplement pursuant to Rule 424(b)(5).

Item 2. Exhibits.

          The following exhibits are filed as part of this registration statement:

1	Registration Statement on Form S-3 (Registration No. 333-115329), originally filed with the Commission on May 10, 2004, and declared effective on May 19, 2004, is incorporated herein by reference.

2*	Form of Certificate of Designation for Series D Senior Mandatory Convertible Preferred Stock.

3.1	Restated Certificate of Incorporation of Registrant. Exhibit 3.1 to the Registrant’s Report on Form 10-K/A for the fiscal year ended December 31, 1996, is incorporated herein by reference.

3.2	Amendment to Restated Certificate of Incorporation of Registrant, dated October 15, 1998. Exhibit 3.4 to the Registrant’s Report on Form 10-Q for the quarter ended September 30, 1998, is incorporated herein by reference.

3.3	Certificate of Amendment to Restated Certificate of Incorporation of Registrant, dated January 23, 2003. Exhibit 3.1(ii) to the Registrant’s Report on Form 10-K for the year ended December 31, 2002, is incorporated herein by reference.

4.1	Amended and Restated Bylaws of Registrant, dated as of May 13, 1997. Exhibit 3.2 to the Registrant’s Report on Form 10-Q for the quarter ended June 30, 1997, is incorporated herein by reference.

4.2	Amendment to the Bylaws of the Registrant, effective July 30, 1999. Exhibit 3.2 to the Registrant’s Report on Form 10-K for the year ended December 31, 1999, is incorporated herein by reference.

4.3	Amendment No. 2 to the Amended and Restated Bylaws of the Registrant, effective June 24, 2003. Exhibit 3.2 to the Registrant’s Report on Form 10-Q for the quarter ended September 30, 2003, is incorporated herein by reference.

*	Form of Certificate of Designation for Series D Senior Mandatory Convertible Preferred Stock filed herewith. Executed Certificate of Designation for Series D Senior Mandatory Convertible Preferred Stock to be filed as an exhibit to a Current Report on Form 8-K filed under the Securities Exchange Act of 1934, as amended, incorporated herein by reference.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 3, 2005	Allied Waste Industries, Inc.

	By:	/s/ Jo Lynn White
Name: Jo Lynn White
Title: Assistant Secretary